EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES RECORD SETTING
FOURTH QUARTER AND YEAR 2014 RESULTS

FOURTH QUARTER 2014 RESULTS

•	Funds from Operations of $29.2 Million ($.91 Per Share) for the Quarter Compared to $25.7 Million ($.84 Per Share) for the Same Quarter Last Year, an Increase of 8.3% Per Share

•	Net Income Attributable to Common Stockholders of $12.7 Million ($.40 Per Diluted Share) for the Quarter

•	Same Property Net Operating Income Growth of 3.1% for the Quarter; 5.8% Increase Without Straight-Line Rent Adjustments

•	96.7% Leased, 96.3% Occupied as of December 31, 2014

•	Renewed or Re-Leased 98% of Expiring Square Feet During the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 7.6% for the Quarter

•	Acquired a Distribution Building (100,000 Square Feet) in Chino, California, and Development Land (11.5 Acres) in Charlotte and Phoenix for $11.5 Million

•	Sold Two Buildings (132,000 Square Feet) in Dallas for $3.7 Million

•	Started Construction on Two Development Projects (Four Buildings Totaling 307,000 Square Feet) in Dallas and Phoenix With a Projected Total Investment of $23 Million

•	Transferred One Development Project (100,000 Square Feet) to the Real Estate Portfolio During the Quarter

•	Paid 140th Consecutive Quarterly Cash Dividend – $.57 Per Share

•	Issued 301,852 Shares of Common Stock During the Quarter With Gross Proceeds of $20 Million

•	Interest and Fixed Charge Coverages of 4.3x for the Quarter

YEAR 2014 RESULTS

•	Funds from Operations of $109.0 Million ($3.47 Per Share) for the Year Compared to $97.6 Million ($3.23 Per Share) for 2013, an Increase of 7.4% Per Share

•	Net Income Attributable to Common Stockholders of $47.9 Million ($1.52 Per Diluted Share) for the Year

•	Same Property Net Operating Income Growth of 2.3% for the Year; 3.4% Increase Without Straight-Line Rent Adjustments

•	Renewed or Re-Leased 88% of Expiring Square Feet During the Year

•	Rental Rates on New and Renewal Leases Increased an Average of 7.9% for the Year

•	Operating Property Acquisitions of $51.7 Million (635,000 Square Feet) and Development Land Acquisitions of $4.6 Million (40.1 Acres) for the Year

•	Sold Five Properties (442,000 Square Feet) in 2014 for $21.4 Million

•	Started 17 Development Projects (20 Buildings Totaling 1,543,000 Square Feet) With a Projected Total Investment of $112 Million

•	The Company's Development Program Consisted of 20 Projects (1.8 Million Square Feet) at December 31, 2014 With a Projected Total Investment of $132.5 Million

•	Paid Annual Cash Dividends of $2.22 Per Share During the Year

•	Issued 1,246,400 Shares of Common Stock With Gross Proceeds of $80 Million in 2014

•	Closed Unsecured Debt Providing Proceeds of $75 Million With an Interest Rate of 2.846%

•	Repaid Secured Debt Totaling $26.6 Million With a Weighted Average Interest Rate of 5.7%

•	Interest and Fixed Charge Coverages of 4.1x for the Year

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

JACKSON, MISSISSIPPI, February 2, 2015 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and twelve months ended December 31, 2014.

Commenting on EastGroup’s performance, David H. Hoster II, President and CEO, stated, “During the fourth quarter, we continued our steady growth in funds from operations with a strong 8.3% increase in FFO per share as compared to the same quarter last year. For the full year 2014, FFO per share grew 7.4% as compared to 2013. We have now achieved FFO per share increases as compared to the previous year's quarter in fourteen of the last fifteen quarters and year-to-year increases for the last four years. In addition, 2014's FFO per share is the highest in EastGroup's history.

"Quarter-end occupancy was 96.3% which was our sixth consecutive quarter of 95% or above and our highest level since third quarter 2000. This occupancy and improving rent spreads generated increases in fourth quarter same property NOI results of 5.8% on a cash basis and 3.1% with straight-line rent adjustments, continuing our trend of positive property NOI growth which we expect to maintain in 2015."

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2014, funds from operations (FFO) were $.91 per share compared to $.84 per share for the same period of 2013, an increase of 8.3%.  Property net operating income (PNOI) increased by $3,520,000, or 9.4%, during the fourth quarter of 2014 compared to the same quarter of 2013.  PNOI increased $1,894,000 from newly developed properties, $1,132,000 from same property operations and $786,000 from 2013 and 2014 acquisitions.

Same property net operating income increased 3.1% for the fourth quarter of 2014 compared to the same quarter of 2013. Without straight-line rent adjustments, same property net operating income increased 5.8%.  Rental rates on new and renewal leases (5.1% of total square footage) increased an average of 7.6% for the quarter; rental rates increased 0.1% without straight-line rent adjustments.

For the year ended December 31, 2014, FFO was $3.47 per share compared to $3.23 per share for 2013, an increase of 7.4%. PNOI increased by $13,054,000, or 9.1%, during the year ended December 31, 2014, compared to 2013. PNOI increased $6,710,000 from newly developed properties, $3,650,000 from 2013 and 2014 acquisitions and $3,136,000 from same property operations.

Same property net operating income increased 2.3% for the year ended December 31, 2014, compared to 2013. Without straight-line rent adjustments, same property net operating income increased 3.4%. Rental rates on new and renewal leases (18.9% of total square footage) increased an average of 7.9% for the year; rental rates increased 0.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.40 and $1.52 for the three and twelve months ended December 31, 2014, respectively, compared to $.31 and $1.08 for the same periods of 2013. EPS included gains on sales of real estate investments of $1,676,000 ($.05 per diluted share) and $9,188,000 ($.29 per diluted share) for the three and twelve months ended December 31, 2014, respectively; gains on sales of real estate investments of $798,000 ($.03 per diluted share) were recorded during the same periods of 2013.

DEVELOPMENT

EastGroup began construction of two business distribution projects during the fourth quarter of 2014: ParkView Commerce Center and Sky Harbor 6. ParkView Commerce Center (Buildings 1, 2 and 3) will contain 276,000 square feet and has a projected total investment of $19.6 million. ParkView is located in Flower Mound, Texas, and is situated in the northwest industrial submarket of Dallas. The Company purchased 28.6 acres of land for this development project in the first quarter of 2014. ParkView can accommodate a future building of approximately 50,000 square feet in a subsequent phase of this park.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Sky Harbor 6 (31,000 square feet) is an expansion of the Company's existing Sky Harbor Business Park in Phoenix and has a projected total investment of $3.1 million. The building is being developed on 2.4 acres of land which the Company purchased in October 2014 for $807,000.

Also during the fourth quarter, EastGroup purchased 9.1 acres of land adjacent to its existing Steele Creek Commerce Park in Charlotte for $784,000.

During 2014, EastGroup began construction of 17 development projects containing 1,543,000 square feet with a projected total investment of $112 million. These developments are detailed in the table below.

Development Properties Started in 2014	Size	Actual or Projected Completion Date	Projected Total Costs
	(Square feet)		(In thousands)

Steele Creek III, Charlotte, NC	108,000	07/2014	$8,200
World Houston 41, Houston, TX	104,000	08/2014	6,900
Horizon II, Orlando, FL	123,000	09/2014	8,600
Ten West Crossing 6, Houston, TX	64,000	10/2014	4,800
West Road I, Houston, TX	63,000	10/2014	4,900
West Road II, Houston, TX	100,000	10/2014	6,800
Kyrene 202 I, Phoenix, AZ	75,000	11/2014	6,900
Kyrene 202 II, Phoenix, AZ	45,000	11/2014	4,300
Alamo Ridge I, San Antonio, TX	96,000	01/2015	6,700
Alamo Ridge II, San Antonio, TX	62,000	01/2015	3,900
Steele Creek IV, Charlotte, NC	57,000	01/2015	4,300
West Road III, Houston, TX	78,000	02/2015	5,000
Thousand Oaks 4, San Antonio, TX	66,000	03/2015	5,100
Madison II & III, Tampa, FL	127,000	04/2015	8,000
Sky Harbor 6, Phoenix, AZ	31,000	04/2015	3,100
Ten West Crossing 7, Houston, TX	68,000	04/2015	4,900
ParkView 1, 2 & 3, Dallas, TX	276,000	07/2015	19,600
Total Development Properties Started	1,543,000		$112,000

At December 31, 2014, EastGroup’s development program consisted of 20 projects (1,801,000 square feet), 4 of which were started in 2013 and 16 in 2014. The projects, which were collectively 31% leased as of January 30, 2015, have a projected total cost of $132.5 million.

During 2014, EastGroup transferred (at the earlier of 80% occupied or one year after completion) ten development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2014	Size	Completion Date	Cumulative Cost as of 12/31/14	Percent Leased as of 01/30/15
	(Square feet)		(In thousands)

Chandler Freeways, Phoenix, AZ	126,000	11/2013	$8,906	100%
Steele Creek I, Charlotte, NC	71,000	02/2014	5,293	100%
Ten West Crossing 3, Houston, TX	68,000	09/2013	4,959	100%
Thousand Oaks 3, San Antonio, TX	66,000	07/2013	5,229	100%
Ten West Crossing 2, Houston, TX	46,000	09/2013	5,213	100%
Ten West Crossing 4, Houston, TX	68,000	02/2014	5,084	100%
Ten West Crossing 5, Houston, TX	101,000	09/2014	6,762	100%
World Houston 37, Houston, TX	101,000	09/2013	6,809	100%
World Houston 40, Houston, TX	202,000	09/2014	10,286	100%
West Road II, Houston, TX	100,000	10/2014	6,199	100%
Total Properties Transferred	949,000		$64,740	100%

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Subsequent to year-end, EastGroup initiated construction of World Houston 42, a 100% pre-leased, 94,000 square foot business distribution building with a projected total cost of $5.7 million, and West Road IV, a 65,000 square foot business distribution building in Houston with a projected total cost of $5.4 million. The Company also began construction of Kyrene 202 VI in Chandler (Phoenix), Arizona. The business distribution building will contain 123,000 square feet and has a projected total cost of $9.5 million.

PROPERTY ACQUISITIONS AND SALES

In December 2014, the Company acquired Ramona Distribution Center in Chino, California, for $9.7 million. The 100,000 square foot business distribution building is located in the Inland Empire West Submarket of Greater Los Angeles and is 100% occupied by a single customer. The property is located less than a mile from EastGroup's existing Chino Distribution Center, a 100% leased 300,000 square foot bulk distribution building. In connection with this purchase, EastGroup recorded a mortgage with a balance of $2.8 million, an effective fixed interest rate of 3.85%, and a maturity date of November 30, 2026.

Also in December, EastGroup sold two of its three Ambassador Row Warehouses (132,000 square feet) for $3,688,000 and recognized a gain on the sale of $1,676,000 in the fourth quarter which was not included in FFO.

DIVIDENDS

EastGroup paid cash dividends of $.57 per share of common stock in the fourth quarter of 2014, which was the Company’s 140th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 22 consecutive years and increased it 19 years over that period.  The Company’s payout ratio of dividends to FFO was 64% for the year.  The annualized dividend rate of $2.28 per share yielded 3.5% on the closing stock price of $64.64 on January 30, 2015.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 31.4% at December 31, 2014.  For the fourth quarter, the Company had both interest and fixed charge coverage ratios of 4.3x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.09. The adjusted debt to EBITDA ratio was 5.53 for the quarter. For this ratio, the Company (a) adjusts debt by subtracting the cost of developments in lease-up or under construction, (b) adjusts EBITDA by adding an estimate of net operating income for significant acquisitions as if the acquired properties were owned for the entire period, and (c) adjusts EBITDA by subtracting net operating income from developments in lease-up or under construction and from properties sold during the period.

For the year, EastGroup had both interest and fixed charge coverage ratios of 4.1x and a debt to EBITDA ratio of 6.42. The adjusted debt to EBITDA ratio was 5.77 for the year.

Total debt at December 31, 2014 was $933.2 million comprised of $453.8 million of secured debt, $380.0 million of unsecured debt, and $99.4 million of unsecured bank credit facilities.

During the fourth quarter, EastGroup issued and sold 301,852 shares of common stock under its continuous equity program at an average price of $66.26 per share with gross proceeds to the Company of $20 million. For the year ended December 31, 2014, the Company issued and sold a total of 1,246,400 shares of common stock under the program at an average price of $64.18 per share with gross proceeds of $80 million.

Subsequent to year-end, EastGroup reached an agreement on a $75 million senior unsecured term loan which is expected to close in early March 2015. The loan will have a seven-year term and interest only payments. It will bear interest at the annual rate of LIBOR plus an applicable margin (currently 1.4%) based on the Company's senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 3.03%.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2015

FFO per share for 2015 is estimated to be in the range of $3.57 to $3.67. Diluted EPS for 2015 is estimated to be in the range of $1.21 to $1.31.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2015	Y/E 2015	Q1 2015	Y/E 2015
	(In thousands, except per share data)

Net income attributable to common stockholders	$8,652	39,563	9,296	42,821
Depreciation and amortization	18,718	76,578	18,718	76,578
Funds from operations attributable to common stockholders	$27,370	116,141	28,014	119,399

Diluted shares	32,239	32,572	32,239	32,572

Per share data (diluted):
Net income attributable to common stockholders	$0.27	1.21	0.29	1.31
Funds from operations attributable to common stockholders	$0.85	3.57	0.87	3.67

The following assumptions for 2015 were used for the mid-point:

•	Average occupancy of 95%.

•	Same property NOI:

◦	GAAP — increase of 1.1%; 2.0% increase excluding termination fees in 2014.

◦	Without straight-line rent adjustments — increase of 1.2%; 2.2% increase excluding termination fees in 2014.

•	Development starts of 1.6 million square feet with projected total investment of $111 million (includes 2015 development starts announced in Development above).

•	Operating property acquisitions of $50 million in the second half of the year.

•	Operating property dispositions of $10 million during the year. Potential gains on dispositions are not included in the projections.

•	No termination fees or bad debt expense.

•	Floating rate bank debt at an average rate of 1.3%.

•	Unsecured fixed-rate debt of $75 million at 3.03% in the first quarter (as announced in Financial Strength and Flexibility above) and $75 million at 4.25% in the fourth quarter.

•	Common stock issuances of $50 million ($12.5 million per quarter).

•
General and administrative expense of $4.7 million in the first quarter and $15.8 million for the year. The year includes $2.7 million ($.08 per share) of accelerated restricted stock vesting for the retiring CEO and for the various costs associated with the CEO succession.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Tuesday, February 3, 2015, at 11:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-877-876-9177 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Tuesday, February 3, 2015.  The telephone replay will be available until Tuesday, February 10, 2015, and can be accessed by dialing 1-800-688-7036.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Tuesday, February 10, 2015.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes over 35 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
REVENUES
Income from real estate operations	$57,232	53,595	219,706	201,849
Other income	9	102	123	322
	57,241	53,697	219,829	202,171
EXPENSES
Expenses from real estate operations	16,261	16,120	62,797	57,885
Depreciation and amortization	18,213	17,005	70,314	65,789
General and administrative	2,947	2,995	12,726	11,725
Acquisition costs	50	8	210	191
	37,471	36,128	146,047	135,590

OPERATING INCOME	19,770	17,569	73,782	66,581
OTHER INCOME (EXPENSE)
Interest expense	(8,821)	(9,009)	(35,486)	(35,192)
Gain on sales of real estate investments	1,676	—	9,188	—
Other	231	221	989	949
INCOME FROM CONTINUING OPERATIONS	12,856	8,781	48,473	32,338

DISCONTINUED OPERATIONS
Income from real estate operations	—	34	—	89
Gain on sales of real estate investments	—	798	—	798
INCOME FROM DISCONTINUED OPERATIONS	—	832	—	887
NET INCOME	12,856	9,613	48,473	33,225
Net income attributable to noncontrolling interest in joint ventures	(134)	(158)	(532)	(610)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	12,722	9,455	47,941	32,615

Other comprehensive income (loss) - cash flow hedges	(2,272)	1,278	(3,986)	2,021
TOTAL COMPREHENSIVE INCOME	$10,450	10,733	43,955	34,636

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.40	0.28	1.53	1.05
Income from discontinued operations	0.00	0.03	0.00	0.03
Net income attributable to common stockholders	$0.40	0.31	1.53	1.08
Weighted average shares outstanding	31,892	30,556	31,341	30,162

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.40	0.28	1.52	1.05
Income from discontinued operations	0.00	0.03	0.00	0.03
Net income attributable to common stockholders	$0.40	0.31	1.52	1.08
Weighted average shares outstanding	32,043	30,699	31,452	30,269

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$12,722	8,623	47,941	31,728
Income from discontinued operations	—	832	—	887
Net income attributable to common stockholders	$12,722	9,455	47,941	32,615

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

NET INCOME	$12,856	9,613	48,473	33,225
Interest income	(100)	(129)	(479)	(530)
Gain on sales of real estate investments	(1,676)	—	(9,188)	—
Company's share of interest expense from unconsolidated investment	29	72	242	293
Company's share of depreciation from unconsolidated investment	34	34	134	134
Other income	(9)	(102)	(123)	(322)
Interest rate swap ineffectiveness	—	—	1	(29)
Gain on sales of non-operating real estate	—	—	(98)	(24)
Income from discontinued operations	—	(832)	—	(887)
Depreciation and amortization from continuing operations	18,213	17,005	70,314	65,789
Interest expense (1)	8,821	9,009	35,486	35,192
General and administrative expense (2)	2,947	2,995	12,726	11,725
Acquisition costs	50	8	210	191
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(212)	(240)	(848)	(961)
PROPERTY NET OPERATING INCOME (PNOI)	$40,953	37,433	156,850	143,796

COMPONENTS OF PNOI:
PNOI from Same Properties	$37,981	36,849	139,124	135,988
PNOI from 2013 and 2014 Acquisitions	786	—	6,344	2,694
PNOI from 2013 and 2014 Development Properties	2,155	261	10,546	3,836
PNOI from 2014 Dispositions	65	354	989	1,440
Other PNOI	(34)	(31)	(153)	(162)
TOTAL PNOI	$40,953	37,433	156,850	143,796

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$12,722	9,455	47,941	32,615
Depreciation and amortization from continuing operations	18,213	17,005	70,314	65,789
Depreciation and amortization from discontinued operations	—	23	—	130
Company's share of depreciation from unconsolidated investment	34	34	134	134
Depreciation and amortization from noncontrolling interest	(51)	(54)	(204)	(240)
Gain on sales of real estate investments	(1,676)	(798)	(9,188)	(798)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$29,242	25,665	108,997	97,630

NET INCOME	$12,856	9,613	48,473	33,225
Interest expense (1)	8,821	9,009	35,486	35,192
Company's share of interest expense from unconsolidated investment	29	72	242	293
Depreciation and amortization from continuing operations	18,213	17,005	70,314	65,789
Depreciation and amortization from discontinued operations	—	23	—	130
Company's share of depreciation from unconsolidated investment	34	34	134	134
Gain on sales of real estate investments	(1,676)	(798)	(9,188)	(798)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$38,277	34,958	145,461	133,965

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.40	0.28	1.52	1.05
Income from discontinued operations	0.00	0.03	0.00	0.03
Net income attributable to common stockholders	$0.40	0.31	1.52	1.08

Funds from operations (FFO) attributable to common stockholders	$0.91	0.84	3.47	3.23

Weighted average shares outstanding for EPS and FFO purposes	32,043	30,699	31,452	30,269

(1)  Net of capitalized interest of $1,260 and $1,223 for the three months ended December 31, 2014 and 2013, respectively; and $4,942 and $5,064 for the twelve months ended December 31, 2014 and 2013, respectively.

2) Net of capitalized development costs of $963 and $857 for the three months ended December 31, 2014 and 2013, respectively; and $4,040 and $3,730 for the twelve months ended December 31, 2014 and 2013, respectively.